EXHIBIT 21
The Interpublic Group of Companies, Inc.
Our principal subsidiaries as of December 31, 2011, are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

Company Name	State (U.S.)
Campbell Mithun, Inc.	Delaware
Campbell-Ewald Company	Delaware
Carmichael Lynch, Inc.	Minnesota
CMGRP, Inc.	New York
Deutsch Inc.	New York
Draftfcb, Inc.	Delaware
Geomentum, Inc.	Delaware
Golin/Harris International, Inc.	Virginia
Hill Holliday LLC	Delaware
Huge, LLC	New York
Jack Morton Worldwide Inc.	Delaware
Lowe & Partners Worldwide, Inc.	Delaware
McCann Relationship Marketing, Inc.	New York
McCann-Erickson Marketing, Inc.	New York
McCann-Erickson USA, Inc.	Delaware
McCann-Erickson Worldwide, Inc.	Delaware
Mediabrands Worldwide, Inc.	California
Momentum-NA, Inc.	Colorado
Mullen Communications, Inc.	Massachusetts
Octagon, Inc.	District Of Columbia
R/GA Media Group, Inc.	Delaware
The Hacker Group, Inc.	Delaware
The Interpublic Group of Companies, Inc.	Delaware
The Martin Agency, Inc.	Virginia
Torre Lazur Healthcare Group, LLC	New Jersey
True North Holdings (Asia Pacific) Inc.	Delaware
True North Holdings (Europe), Inc.	Delaware
True North Holdings (Latin America), Inc.	Delaware
Universal McCann Worldwide, Inc.	Delaware

Company Name	Country
Initiative Media Australia Pty Ltd	Australia
McCann Worldgroup Pty Limited	Australia
Mediabrands Australia Pty Ltd	Australia
Mediabrands Belgium S.A.	Belgium
Borghierh Lowe Propaganda e Marketing Ltda	Brazil
Giovanni+Draftfcb Ltda.	Brazil
McCann-Erickson Publicidade Ltda	Brazil
NEXT PR Participacoes Ltda.	Brazil
MacLaren McCann Canada Inc.	Canada
Media - I.D.A. Vision Inc.	Canada
The Interpublic Group of Companies Canada, Inc.	Canada
McCann-Erickson Guangming Ltd.	China
Mediabrands (Shanghai) Co., Ltd.	China
IPG Mediabrands S.A.	Colombia
Universal McCann Servicos de Medios Ltda - Colombia BRANCH	Colombia
MediaPrint ApS	Denmark
GIS France G.I.E.	France
Ligne Directe Sarl	France
McCann-Erickson France SAS	France

Company Name	Country
McCann-Erickson Paris SAS	France
Mediabrands S.A.S.	France
Creative Media Services GmbH	Germany
Draftfcb Holding Deutschland GmbH	Germany
McCann-Erickson Deutschland GmbH & Co Management Property KG	Germany
True North Holdings (Germany) GmbH	Germany
Universal McCann GmbH	Germany
Initiative Media S.A.	Greece
Associated Corporate Consultants (India) Pvt Limited	India
Draftfcb-Ulka Advertising Private Limited	India
Lintas India Private Limited	India
McCann Erickson Ltd	Israel
Initiative Media Milano S.r.l.	Italy
McCann Erickson Italia S.r.l.	Italy
Universal-McCann S.r.l.	Italy
ACTS Inc	Japan
Advertisement And Communication Services (Mauritius) Limited	Mauritius
IPG Media Brands Communications S.A. de C.V.	Mexico
Mediabrands Netherlands B.V.	Netherlands
Universal Media B.V.	Netherlands
Foote Cone & Belding Limited	New Zealand
Mediafront AS	Norway
McCann Worldgroup Philippines Inc.	Philippines
Brand Connection, Actividades Publicitarias, Lda.	Portugal
Megameios - Publicidade E Meios, A.C.E.	Portugal
B.V. McCann-Erickson S.R.L.	Romania
Jeddah Albert Promoseven Advertising and Public Relations Company Ltd	Saudia Arabia
Draftfcb South Africa (Pty) Ltd	South Africa
McCann Worldgroup South Africa (Pty) Ltd	South Africa
Iniciativas de Medios, S.A.	Spain
McCann Erickson S.A.	Spain
Universal McCann, S.A.	Spain
IPG Advertising (Thailand) Limited	Thailand
Universal / McCann-Media Planlama ve Dagitim A.S.	Turkey
Brand Connection (Branch of Frontline Marketing LLC) BRANCH	United Arab Emirates
Initiative Media Middle East FZ-LLC	United Arab Emirates
Universal Media Seven FZ-LLC	United Arab Emirates
ICC Lowe Limited	United Kingdom
CMGRP UK Limited	United Kingdom
Complete HealthVizion Limited	United Kingdom
DLKW Lowe Limited	United Kingdom
Draftfcb London Limited	United Kingdom
Momentum Activating Demand Limited	United Kingdom
International Poster Management Limited	United Kingdom
Interpublic Limited	United Kingdom
IPG Holdings (UK) Limited	United Kingdom
Jack Morton Worldwide Limited	United Kingdom
McCann Manchester Limited	United Kingdom
McCann-Erickson Advertising Limited	United Kingdom
McCann-Erickson Central Limited	United Kingdom
Mediabrands International Limited	United Kingdom
Mediabrands Limited	United Kingdom